CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Trustees of The Royce Fund: Royce Total
Return Fund and Royce Equity Income Fund:

We consent to the incorporation by reference of our reports dated February 14, 1997 accompanying the Funds' Annual
Report to Shareholders, and accompanying Schedules of Investments for the year ended December 31, 1996, in the Funds' Statement of Additional Information in Pre-Effective
Amendment No. 1 to the Registration Statement under the
Securities Act of 1933 of The Royce Fund on Form N-14 (File
No. 333-23641). We further consent to the reference to our Firm under the heading "Experts" such Statement of Additional Information.


                                   COOPERS & LYBRAND


Boston, Massachusetts
April 28, 1997